Calculation of Filing Fee Tables
S-4
Liberty Live Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Series A Liberty Live Group common stock, par value $0.01 per share ("New LLYVA")	Other	4,386		$ 373,774.92	0.0001381	$ 51.62
Fees Previously Paid	2	Equity	New LLYVA	Other	25,571,416		$ 2,049,165,421.16		$ 313,727.23
Fees Previously Paid	3	Equity	New LLYVB	Other	2,533,220		$ 233,056,240.00		$ 35,680.91
Fees Previously Paid	4	Equity	New LLYVK	Other	65,115,339		$ 5,326,434,730.20		$ 815,477.16
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 7,609,030,166.28		$ 1,164,936.92
			Total Fees Previously Paid:						$ 1,164,885.29
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 51.63
Offering Note
[1]	Represents the estimated maximum number of shares of the Registrant's proposed New LLYVA, New LLYVB and New LLYVK (collectively, "New Liberty Live Group common stock"), respectively, to be registered based upon (i) the number of outstanding shares estimated to be outstanding at the time of the exchange (the "split-off exchange") in accordance with the proposed split-off of Liberty Live Holdings, Inc. from Liberty Media as discussed in the Form S-4 filing to which this Filing Fee Table is attached, or issuable or expected to be exchanged or converted prior to the split-off exchange, of the same series of Liberty Media Corporation's ("Liberty Media") current Series A Liberty Live common stock, par value $0.01 per share ("LLYVA"), Series B Liberty Live common stock, par value $0.01 per share ("LLYVB") and Series C Liberty Live common stock, par value $0.01 per share ("LLYVK"), (collectively, "Existing Liberty Live common stock"), plus (ii) the number of such shares issuable upon exercise of stock options and settlement of existing restricted stock units estimated to be outstanding at the time of the split-off exchange. The number of shares of New Liberty Live Group common stock into which each share of the corresponding series of Existing Liberty Live common stock will be exchanged is one, in accordance with the proposed split-off. The Registrant had (i) outstanding as of October 9, 2025, 25,572,802 shares of LLYVA, 2,531,834 shares of LLYVB and 63,797,970 shares of LLYVK and (ii) as of October 9, 2025, 1,312,915 shares of LLYVK issuable upon exercise of outstanding stock options and settlement of existing restricted stock units. Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(f)(1) and 457(c) under the Securities Act, based on the average of high and low prices of LLYVA on the Nasdaq Global Select Market on October 9, 2025 (which was $85.22). Fees to be paid are calculated on the basis of $138.10 per $1,000,000 of the proposed maximum aggregate offering price. Fees previously paid were calculated on the basis of $153.10 per $1,000,000 of the proposed maximum aggregate offering price.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A